Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of TJGC Group Limited (formerly known as Ctrl Group Limited) of our report dated July 22, 2026 on the consolidated balance sheets of TJGC Group Limited and its subsidiaries (the “Company”) as of March 31, 2026 and 2025 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2026 appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2026, filed with the Securities and Exchange Commission. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

September 2, 2026